OPTION AGREEMENT TO PURCHASE OIL AND GAS LEASES
                 -----------------------------------------------


     This Option Agreement to Purchase Oil and Gas Leases ("Agreement") is made as of June 17, 2005 ("Effective Date") among PETROSEARCH ENERGY CORPORATION, A NEVADA CORPORATION ("PEC"), PETROSEARCH OPERATING COMPANY, L.L.C., A TEXAS LIMITED LIABILITY COMPANY ("POC") and TK PETROSEARCH, L.L.C., A TEXAS LIMITED LIABILITY COMPANY ("TK")[PEC, POC and TK being collectively called "Seller"] and
T.  KELLEY  ERWIN  OR  ASSIGNS  ("Purchaser").

                                    RECITALS:

     A. TK is the owner of leasehold working interests in certain oil and gas leases situated in Fort Bend County, Texas ("Leases") together with various items of equipment and personal property located on or about the Leases, and POC is the owner of certain equipment and personal property used in connection with the operations upon the Leases.

     B. Purchaser desires to obtain an exclusive option to purchase leasehold working interests in the Leases from TK and certain equipment and personal property from POC, and the Seller desires to grant such exclusive option under the terms and conditions set forth herein.

                               TERMS OF AGREEMENT:


     NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser covenant and agree as follows:

     1.   GRANT  OF  EXCLUSIVE  OPTION.  For  the  separate  and  distinct
          ----------------------------
consideration of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) cash (the "Option Consideration") paid to the Seller not later than the fifth (5th) business day after delivery of this Agreement, signed by Seller, whether or not signed by Purchaser, the Seller hereby GRANTS and CONVEYS unto Purchaser, subject to the conditions precedent to exercise set forth herein, the exclusive right and option (the "Option") to obtain from Seller during the Option Period (hereinafter defined) the Assets described in the form of Asset Purchase Agreement attached hereto as Exhibit I and made a part hereof (the "Assets"), for a purchase price (the "Purchase Price") equal to ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 ($1,800,000.00), as adjusted under the terms of the Asset Purchase Agreement. Failure to pay the Option Consideration by the fifth (5th) business day after this Agreement, as signed by Seller, is delivered to Purchaser shall render this Agreement void and of no force and effect, notwithstanding the date of execution of this Agreement by Purchaser.

     2.   TERM  OF  THE  OPTION.  The Option shall exist from the Effective Date
          ---------------------
until July 29, 2005 (the "Option Period") and shall be deemed to expire at 5:00 o'clock P.M., local time, on such date, unless exercised by Purchaser prior to such time. In the event that the expiration of the Option occurs on a Saturday, Sunday or banking holiday, then the expiration date shall automatically be extended to the next banking day following such date.

     3.   EXERCISE  OF  THE  OPTION.  In  the  event  that  Purchaser  elects to
          -------------------------
exercise the Option, Purchaser shall notify Seller in writing at least five (5) business days prior to the expiration of the Option Term of its intention to exercise the Option and shall tender to Seller on or before the expiration of the Option Term the full Purchase Price, less the Option Consideration for which Purchaser shall be given full credit upon exercise (i.e., $100,000.00). The
                                                        ----
closing of the purchase transaction as contemplated in the attached Asset Purchase Agreement (i.e. "exercise of the Option") shall occur five (5) business days after notice from Purchaser, but not later than July 29, 2005. T. Kelley Erwin acknowledges and agrees that he shall not share or participate in any manner in the consideration to be paid by Purchaser to Seller under this Option Agreement or the Asset Purchase Agreement.

     4.   FAILURE TO EXERCISE THE OPTION. (a) Except as set forth herein, in the
          -------------------------------
event that Purchaser fails to timely exercise the Option, the Option shall be deemed to have automatically terminated at the expiration of the Option Term and neither party shall have any further obligation or duty to the other party under this Agreement. In the event of such termination, any sums paid by Purchaser to Seller, including the Option Consideration, shall be forfeited to Seller and shall not be subject to any claim for reimbursement. (b) Purchaser shall be entitled to the return of the Option Consideration without penalty upon the occurrence of either of the following: the threat or commencement by a third party which is not an officer, principal or affiliate of Purchaser, of an administrative or judicial proceeding seeking to prevent or restrain the consummation of the Asset Purchase Agreement or which would materially and adversely affect the Assets or the use thereof; or a material and adverse change to the physical condition of the Assets. Seller agrees that it will give Seller prompt written notice of the occurrence of either of the foregoing events ("Notice"). Upon Purchaser's receipt of Notice from Seller, Purchaser shall have the right, in its sole discretion, to request Seller to return the Option Consideration. Seller shall return the Option Consideration in full and in good funds to Purchaser within three business days following Seller's receipt of Purchaser's request.

     5.   TIME  OF ESSENCE/ATTORNEYS' FEES.  Time is of the essence with respect
          --------------------------------
to this Agreement and after the exercise of the Option, if any, each party hereto shall have the right of specific performance as to the obligations set forth herein. In the event that either party seeks enforcement of this Agreement in any legal or equitable proceeding, the prevailing party in such proceeding shall be entitled to recover from the other party all expenses attributable to such proceeding, including interest, court costs and attorneys fees.

     6.   ENTIRE  AGREEMENT.  This  Agreement,  the  documents  to  be  executed
          -----------------
hereunder, and each Exhibit attached hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

     7.   CAPTIONS.  The captions in this Agreement are for convenience only and
          --------
may not be considered a part of or as affecting the construction or interpretation of any provision of this Agreement.

     8.   ASSIGNABILITY.  Purchaser  may  assign  any  of  its rights hereunder,
          -------------
including its rights to receive the Assets. This Agreement binds and inures to the benefit of the parties hereto and their respective heirs, successors, representatives, assigns and transferees.

     9.   APPLICABLE  LAW.  THIS  AGREEMENT,  OTHER DOCUMENTS DELIVERED PURSUANT
          ---------------
HERETO AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE VALIDITY OF THE VARIOUS CONVEYANCES AFFECTING THE TITLE TO REAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS AGREEMENT IS PERFORMABLE IN AND VENUE SHALL LIE IN FORT BEND COUNTY, TEXAS.

     10.  NOTICES.  Any  notice,  communication,  request,  instruction or other
          -------
document required or permitted hereunder shall be given in writing by certified mail, return receipt requested, postage prepaid, or by overnight courier, prepaid telegram, or personal delivery, as follows:

          To  Seller:                   Petrosearch Energy Corporation
                                        4801 Woodway Drive
                                        Suite 300E
                                        Houston, Texas 77056
                                        Attention: President
                                        (713) 961-9338 - Fax

          To  Purchaser:                T. Kelley Erwin
                                        777 Post Oak Blvd., Suite 610
                                        Houston, Texas 77056
                                        (713) 784-1958 - Fax

or to such other address or to the attention of such other person as shall be designated in writing by any party to the other party hereafter. All notices will be deemed to have been given as of the date of receipt.

     11.  BROKERAGE FEES AND TRANSACTION EXPENSES.  Except as otherwise provided
          ---------------------------------------
herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction, including, without limitation, fees and expenses of its brokers, counsel and accountants, if any.

     12.  COUNTERPARTS.  This  Agreement  may  be  executed  in  counterpart
          ------------
originals, each of which shall be treated as a fully executed original hereof when all parties hereto have executed such a counterpart.

     EXECUTED  effective  as  of  the  date  set  forth  above.


                         SIGNATURES APPEAR ON NEXT PAGE

                                   "SELLER"

                                   PETROSEARCH  ENERGY  CORPORATION,
                                   a  Nevada  corporation

                                   By:/s/  Richard  Dole
                                      ------------------------------------------
                                   Name:     Richard  Dole
                                   Title:    President


                                   PETROSEARCH OPERATING COMPANY, L.L.C., a Texas limited liability company


                                   By:/s/  Richard  Dole
                                      ------------------------------------------
                                   Name:     Richard  Dole
                                   Title:    Manager


                                   TK  PETROSEARCH,  L.L.C.,
                                   a  Texas  limited  liability  company


                                   By:/s/  Richard  Dole
                                      ------------------------------------------
                                   Name:     Richard  Dole
                                   Title:    Manager


                                   "PURCHASER"


                                   /s/  T.  Kelley  Erwin
                                   ---------------------------------------------
                                   T.  KELLEY  ERWIN  (or  Assigns)

                               THIRD AMENDMENT TO
                               ------------------
                  OPTION AGREEMENT AND ASSET PURCHASE AGREEMENT
                  ---------------------------------------------


CURRENT  DATE:     August  3,  2005.

DATE  OF  CONTRACT:   June  17,  2005  (Option  Agreement  with  Asset  Purchase
Agreement  attached  thereto  as  Exhibit  I).

SELLER:     Petrosearch  Energy  Corporation,  Petrosearch  Operating  Company,
L.L.C.  and  TK  Petrosearch,  L.L.C.

ORIGINAL  PURCHASER:     T.  Kelley  Erwin  or  assigns.

PROPERTY:     Oil  and Gas Leases and personal property described in Exhibit "A"
                                                                     -----------
attached  hereto.

     FOR VALUE RECEIVED, the undersigned parties hereby amend the Option Agreement and Asset Purchase Agreement as follows:

AMENDED  TERMS:

     1. The closing date set forth in paragraph 3 of the Option Agreement and paragraph 6 of the Asset Purchase Agreement shall be amended from July 29, 2005, to August 3, 2005.

     2. The effective date of transfer set forth in paragraph 2 of the Asset Purchase Agreement shall remain July 1, 2005, notwithstanding an August 3 Closing Date.

     3. The Purchaser is amended to Kellco Energy, Ltd., a Texas limited partnership ("Kellco").

     4. The Purchase Price is to be funded partially by Kellco, and partially by BlackRock Energy Capital, Ltd. ("BlackRock"). As of August 1, 2005, BlackRock has wired to Seller $1,655,000. The balance shall be paid by Kellco and/or Kellco's lender, including approximately $80,000 which will be funded by Kellco by causing Seller to receive and retain the July production proceeds to be delivered by Gulfmark Energy, Inc. during the third week of August.

     5. Gulfmark Energy, Inc. shall be instructed jointly by Seller and Kellco to pay the July production proceeds to Seller.

     6. The parties have agreed to the allocation of the Purchase Price attached hereto.

                       SIGNATURES APPEAR ON FOLLOWING PAGE

                                   PETROSEARCH  ENERGY CORPORATION,
                                   a  Nevada  corporation

                                   By:/s/ David  J.  Collins
                                      ------------------------------------------
                                   Name:   David  J.  Collins
                                   Title:  CFO  and  Vice  President


                                   PETROSEARCH OPERATING COMPANY, L.L.C.,
                                   a Texas limited liability company


                                   By:/s/ David  J.  Collins
                                      ------------------------------------------
                                   Name:   David  J.  Collins
                                   Title:  Manager


                                   TK PETROSEARCH, L.L.C.,
                                   a Texas limited liability company


                                   By:/s/ David  J.  Collins
                                      ------------------------------------------
                                   Name:   David  J.  Collins
                                   Title:  Manager


                                   KELLCO  ENERGY,  LTD.,
                                   a  Texas  limited  partnership
                                   BY:  KELLCO  ENERGY  GP,  LLC,
                                   Its  General Partner


                                   By:  /s/ T.  Kelley  Erwin
                                        ----------------------------------------
                                   Name:   T.  Kelley  Erwin
                                   Title:  Managing Member


                                   /s/ T.  Kelley  Erwin
                                   ---------------------------------------------
                                   T.  KELLEY  ERWIN


                                   /s/ James  M.  Hughes
                                   ---------------------------------------------
                                   James  M.  Hughes

                                   EXHIBIT "A"
                                   -----------


1. One hundred percent (100%) of the leasehold working interest estate owned by TK attributable to the oil, gas and mineral leases and ratifications and extensions thereof more particularly described below, ("Leases"), which is a 70% leasehold working interest in each of the Leases:

     SAWTOOTH  LEASE-132.7268  ACRES
     -------------------------------

     50.00 acres, 50 acres, 22.7268 acres and 10 acres, more or less, Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, and being those tracts more particularly described in Amendment to Oil, Gas and Mineral Lease dated November 30, 2004 between Teletower Partnership and Chain Oil & Gas, Inc., Sawtooth, Inc. and TK Petrosearch Corporation, recorded under #2004154612 of the Official Public Records, Fort Bend County, Texas; and described as follows therein:

     1. "That certain tract of land described in the expired oil and gas lease known as the "Schenck, West Lease" dated August 21, 1926 from Mrs. Bessie
     M. West and R. F. Schenck as Lessors to Humphreys Corporation as Lessee covering 25 acres of land, more or less, in the Thomas Habermacher Survey, A-191, Fort Bend County, Texas, and recorded at Volume 114, Page 60 of the Fort Bend County, Texas Deed Records, INSOFAR AND ONLY INSOFAR as said
                                                ----------- ------------
     lease covered and included the North 10 acres of the 25 acre tract of land covered by and described in said lease, the South boundary line of said 10 acre tract described herein being parallel to the North line of said 25 acre tract and a sufficient distance South thereof so as to cover and include exactly 10 acres of land."

     2. "That certain tract of land described in the expired oil and gas lease known as the "West-Schenck Lease" dated June 21, 1947 from Mrs. Bessie M. West, individually, and Robert F. Schenck as Executor of and Trustee under the Last Will and Testament of Clara T. Schenck, Deceased, as Lessors, to
     W. K. Layne, as Lessee, covering 42 acres of land, more or less, in the Thomas Habermacher Survey, A-191, Fort Bend County, Texas and recorded at Volume 249, Page 13 of the Fort Bend County Deed Records, INSOFAR AND ONLY
                                                                ----------------
     INSOFAR as said lease covered and included the East 22.7268 acres of the 42
     -------
     acre tract of land covered by and included in said lease, said 22.7268 acre tract being more fully described by metes and bounds description found at Volume 2203, Page 192 of the Fort Bend County Deed Records, which such description is incorporated herein by reference for all purposes."

     ZIVLEY  TRUSTEE  LEASE-65.572  ACRES
     ------------------------------------

     Memorandum of Oil, Gas and Mineral Lease, being 65.572 acres of land, more or less, out of the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, from Walter P. Zivley, Trustee to TK Petrosearch, L.L.C. Corporation, dated

     December  2nd,  2004  and recorded under #2004147869 of the Official Public
     Records,  Fort  Bend  County,  Texas.

     65.572 acres of land, more or less, situated in the Thomas Hobermaker Survey, Abstract No. 191, Fort Bend County, Texas, said 65.572 acres of land being more particularly described as "Third Property" in that certain Deed, dated April 12, 1990, from Charles Sapp, Trustee to Walter P. Zivley, Trustee, as recorded in Volume 2206, Page 1266 of the Official Records of Fort Bend County, Texas,

     SANTA  ROSA  LEASE-55  ACRES
     ----------------------------

     Oil, Gas and Mineral Lease, being 55.0 acres of land, more or less, out of the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, from Lindenwood Royalty Company, Marilyn C. Erwin, Santa Rosa Resources, Inc.,
     T. Kelley Erwin and Viking Royalty Group to TK Petrosearch, L.L.C. Corporation, dated August 16th, 2004 and recorded under #2004151310 of the Official Public Records, Fort Bend County, Texas.

     55.0 acres of land, more or less, described as a 50 acre tract and a 5 acre tract situated in the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, and being the same land more fully described in that certain Quitclaim Mineral Deed, dated August 5th, 1997, from Chevron U.S.A., Inc. to Santa Rosa Resources, Inc., as recorded in File No. 9778656, Official Records of Fort Bend County, Texas.

     WALLIN  LEASE-167.903  ACRES
     ----------------------------

     Memorandum of Oil, Gas and Mineral Lease, being 167.903 acres of land, more or less, out of the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, from Walter P. Zivley, Trustee to TK Petrosearch, L.L.C. Corporation, dated December 16th, 2004 and recorded under #2005007991 of the Official Public Records, Fort Bend County, Texas.

     167.903 ACRES, more or less, a part of the Thomas Hobermaker Survey, A-191,
     -------------
     Fort Bend County, Texas, and being more particularly described in the following two (2) tracts of land, to wit:

     TRACT  NO.  1:  (117.903  Acres)
     ----------

     117.903 acres, more or less, being a part of the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, and being all of that certain 244.413 acre tract more particularly described in that certain Warranty Deed dated December 15, 1972 from John B. Scott, et al, to Dempsey J. Prappas, Trustee, recorded in Volume 582, Page 420, Deed Records of Fort Bend County, Texas; LESS AND EXCEPT 32 acres, more or less, and being that
                      -----------------
     portion of a 65.572 acre tract lying within the said 244.413 acre tract; Said 65.572 acre tract being more particularly described in Deed dated April 12, 1990 from Charles Sapp, Trustee, to Walter P. Zivley, Trustee, recorded in Volume 2206, Page 1266, Deed Records of  Fort  Bend  County,  Texas; and LESS AND EXCEPT the most Northern 94.51
                                         ---------------
     acres, more less, being all of that certain 100 acre tract more particularly described in that certain Mineral Deed dated May 22, 1920, from Mrs. Laura Wallin Luscher and husband, Bernard R. Luscher, to Gulf Production Company, recorded in Volume 85, Page 385, Deed Records of Fort Bend County, Texas, less and excepting that certain 5.49 acre tract more particularly described in that certain Deed dated August 25, 1967, from Mary Lucille Wallin, et al, to Houston Lighting & Power Company, recorded in Volume 496, Page 537, Deed Records of Fort Bend County, Texas.

     TRACT  NO.  2:  (50.00  Acres)
     -------------

     50.00 acres, more or less, being a part of the Thomas Hobermaker Survey, A-191, Fort Bend County, Texas, and being all that certain 100 acre tract more particularly described in that certain Mineral Deed dated May 22, 1920, from Mrs. Laura Wallin Luscher and husband, Bernard R. Luscher, to Gulf Production Company, recorded in Volume 85, Page 385, Deed Records of Fort Bend County, Texas; LESS AND EXCEPT the most Northern 50 acres of the
                               ---------------
     100 acres described above, and being that same "Northern" 50 acres described by metes and bounds and conveyed to Gulf Oil Corporation in that certain Partition Deed dated August 12, 1938, between Mrs. Laura Wallin Luscher, et al, recorded in Volume 176, Page 510, Deed Records of Fort Bend County, Texas.

2. One hundred percent (100%) of Seller's interests in the fixtures, oil wells, well bores, water wells, surface pumping equipment, casing, downhole equipment, storage tanks, produced and stored hydrocarbons, tubing, equipment, dog houses, tools and personal property (collectively, the "Equipment") owned by POC situated on or about the Leases, including without limitation, the wells ("Wells") located on the Leases, which shall specifically exclude any and all pickup trucks, hand tools, computers, office equipment, telephones, facsimile machines or other office equipment (collectively, the "Excluded Items"), but shall specifically include the 1986 Barth Motor Home VIN 1GBKP37W9F3336869.

                                    "FORM OF"

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Asset Purchase Agreement ("Agreement") is entered into as of the ____ day of June, 2005 ("Effective Date"), among PETROSEARCH ENERGY CORPORATION, A NEVADA CORPORATION ("PEC"), PETROSEARCH OPERATING COMPANY, L.L.C., A TEXAS LIMITED LIABILITY COMPANY ("POC") and TK PETROSEARCH, L.L.C., A TEXAS LIMITED LIABILITY COMPANY ("TK")[PEC, POC and TK being collectively called "Seller"] and [____________] ("Purchaser").

RECITALS:

     A. TK is the owner of leasehold working interests in certain oil and gas leases situated in Fort Bend County, Texas ("Leases") together with various items of equipment and personal property located on or about the Leases, and POC is the owner of certain equipment and personal property used in connection with the operations upon the Leases.

     B. Seller desires to sell and Purchaser desires to purchase the leasehold working interests in the Leases from TK and certain equipment and personal property from POC and Seller and Purchaser have agreed that the sale should be consummated under the terms and conditions hereof.

                               TERMS OF AGREEMENT:

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, and Purchaser covenant and agree as follows:

1.   AGREEMENT TO SELL AND TO PURCHASE.  Seller (to the extent of TK's and POC's
     ----------------------------------
respective interests) hereby agrees to sell, convey and assign unto Purchaser, and Purchaser hereby agrees to accept and purchase from Seller for the Purchase Price (hereinafter defined) and on and subject to the conditions herein set forth, the property hereinafter collectively referred to as the "Assets" and described in Exhibit "A" attached hereto and incorporated herein for all
               ------------
purposes.

2.   EFFECTIVE DATE OF TRANSFER/OIL IN TANKS.  The effective date of transfer of
     ----------------------------------------
the Assets shall be at 12:01 a.m. of the first day of the calendar month in which Closing (defined in paragraph 6 below) occurs. Seller shall be paid for all oil in the existing storage tanks on the Leases which relate to the existing wells, excluding the Zively #1 Well and the West & Schenck #38 Well (the "New Wells"). The computation of barrels of oil and hand shall be based upon monthly gauge reports, Railroad Commission Form P-1s and Crude Oil Purchaser field sale tickets if the applicable effective date for this transaction is June 1 (due to a closing in June) and shall be based upon an independent gauge report from Seller's gauger engaged at Seller's expense if the effective date is July 1. The applicable price for the gauged barrels of oil shall be the actual price received at the time of sale and shall be reconciled in conjunction with the Closing Escrow described in paragraph 6 below.

3.   PURCHASE PRICE.  The Purchase Price to be paid by Purchaser for the Assets,
     ---------------
shall be ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($1,800,000.00) which shall be payable in cash at Closing, subject to adjustment and the items subject to the Closing Escrow described in paragraph 6 below.


4.   ALLOCATION  OF PURCHASE PRICE.  In order to comply with applicable Internal
     -----------------------------
Revenue Service regulations regarding allocation of Purchase Price proceeds, Seller and Purchaser covenant and agree that the Purchase Price shall be allocated for Internal Revenue Service purposes as follows:

     (a)     Oil and Gas Leaseholds                    $   _________

     (b)     Depreciable Equipment                     $   _________

     (c)     Other                                     $   _________

                    Total                              $1,800,000.00
                    -----                              =============

All allocations as between TK and POC shall be based upon actual ownership of the specific Asset sold hereunder.

5.   ADDITIONAL  CONSIDERATION  TO  SELLER  FOR  NEW WELLS AND INTERIM OPERATING
     ---------------------------------------------------------------------------
COSTS.   As  additional  consideration for the Assets, including the purchase of
------
the Zively #1 and West & Schenck #38 Wells (collectively "New Wells") drilled by POC after May 1, 2005, Purchaser shall assume and agrees to pay to Seller a sum equal to (1) 100% of the actual costs of drilling, completing and equipping (or plugging, if applicable) the New Wells, plus (2) 100% of the actual costs of operating the New Wells from their respective date of first production through a date which is the first day of the calendar month in which Closing occurs, (3) 100% of the costs of operating the existing wells (other than the New Wells) for the month of Closing, plus (4) a sum equal to the monthly salary check ($15,000.00) paid to T. Kelley Erwin on or about the first day of the calendar month of closing. Purchaser shall be allocated all of the proceeds of production attributable to the New Wells, if any, and hereby covenants to Seller to maintain and provide at Closing accurate gauge reports for the New Wells. Seller shall be allocated all production from the existing wells (other than the New Wells) for the months prior to the month of Closing, including proceeds checks from the crude oil purchaser which are received after the Effective Date but which pertain to production prior to the Effective Date. Finally, Purchaser shall reimburse and pay to Seller all leasehold costs incurred in the month of Closing relating to rentals, title work, extensions of leases or similar expenditures for the benefit of the Leases.

6.   CLOSING  AND  CLOSING  ESCROW.  Closing  shall take place on or before 5:00
     ------------------------------
p.m., July 29, 2005, at the offices of Seller ("Closing") as elected by Purchaser pursuant to the prior Option Agreement, at which time Seller and Purchaser shall exchange all documentation and pay all consideration described herein. Due to the likelihood that all of the cost, income and production figures will not be fully known by the Closing date, Purchaser shall, at Closing, pay certain known expenses to Seller in cash and deposit at Closing with James M. Hughes, as Escrow Agent, the unknown expenses, as follows:

CASH PAYMENTS:
-------------

     (a)  The  following  payments  shall  be paid to Seller at Closing in cash:
(i) $1,800,000.00; (ii) drilling, completion and equipment costs for the New Wells that have already been paid by Seller; (iii) all operating costs attributable to the New Wells that have already been paid by Seller; (iv) the $15,000.00 salary check paid to T. Kelley Erwin for the month of Closing; and
(v) all operating costs attributable to the existing wells (other than the New Wells) for work in the month of Closing which have already been paid by Seller.

FUNDS TO BE ESCROWED:
---------------------

     (b) The following payments shall be paid by Purchaser to Escrow Agent at Closing in cash based upon estimates made by Seller using the best available information: (i) the value of the gauged oil in the storage tanks as of the Effective Date for the existing wells (but not the New Wells) based upon the posted per barrel price on the Effective Date; (ii) estimated drilling, completion and equipment costs for the New Wells not yet paid; (iii)estimated operating costs attributable to the New Wells not yet paid; (iv) estimated operating costs attributable to the existing wells (but not the New Wells) for work in the month of Closing not yet paid; and (v) all estimated leasehold costs for rentals, title work or extensions or similar charges relating to the Leases in the Closing month which Seller reasonably anticipates will be required to be paid prior to the transfer of title.

     (c) Net production proceeds received by Seller from the crude oil purchaser that are attributable to the New Wells shall be credited to Purchaser and applied as an offset to the shortfall, if any, in the escrow balance which would be payable to Seller upon reconciliation.

FINAL RECONCILIATION AND RESOLUTION OF DISPUTES AS TO ESCROW
------------------------------------------------------------

     (d) At such time as the final costs are known, the escrow balance shall be promptly reconciled to determine the New Well Expense Reconciled Total. If actual costs exceed income, the New Well Expense Reconciled Total shall be paid by Purchaser to Seller. If income exceeds actual costs, the New Well Expense Reconciled Total shall be paid by Seller to Purchaser. The reconciled escrow account balance held by Escrow Agent (including credits to Purchaser for estimates which exceed actual costs and debits to Purchaser for estimates which are deficient) shall be released at such time to the appropriate party or parties.

     (e) If within thirty (30) days following receipt by Purchaser of a notice of disagreement as to the New Well Expense Reconciled Total and, Purchaser and Seller are unable to resolve any disagreement with respect to the New Well Expense Reconciled Total, the disagreement shall be submitted for resolution to the Houston office of an independent certified public accountant mutually agreed to by Purchaser and Seller (the "Accountant"). The Accountant shall act as an arbitrator to determine and resolve only those issues still in dispute. Such determination (A) shall be made within thirty (30) days of the submission of the dispute, based solely on the presentations by Purchaser and Seller; (B) shall be effected in a manner which is consistent with

GAAP while recognizing the stipulations herein regarding adjustments which may not be consistent with formal "cash basis" GAAP principles; (C) shall be set forth in a written statement delivered to Purchaser and Seller; and (D) shall be final, conclusive and binding on Purchaser and Seller. The fees and expenses of the Accountant in connection with any such determination shall be paid by the losing party in the dispute; provided, however, that Purchaser and Seller shall request the Accountant to make a good faith estimate of its fees and expenses and Purchaser and Seller shall each pay one-half of any retainer required by the Accountant, subject to reimbursement by the losing party.

DOCUMENTS TO BE EXCHANGED AT FINAL RECONCILIATION
-------------------------------------------------

     (f) The following documents shall be exchanged by Seller and Purchaser upon final reconciliation of the escrow account:

     DELIVERY OBLIGATIONS OF SELLER:
     -------------------------------

     (i) Executed Assignment of Assets conveying from the Seller to Purchaser each Asset, subject to the terms of this Agreement.

     (ii) Railroad Commission of Texas forms P-4 (as transferor) transferring operations from POC to Purchaser's designated Railroad Commission operator.

     (iii) All Well files, geologic materials, technical materials, title materials, and warranty materials pertaining to the Assets.

     DELIVERY OBLIGATIONS OF PURCHASER:
     ----------------------------------

     (iv) Executed Railroad Commission of Texas forms P-4 (by the operator transferee).

     (v)   An  insurance  certificate  pursuant  to  paragraph  11(a)  below.

     (vi) A Quitclaim of Interest in TK Petrosearch, LLC pursuant to paragraph 10 below.

7.   PROVISIONS REGARDING ESCROW AGENT.
     ----------------------------------

     (a) All funds shall be held in an attorney IOLTA account without investment or accrual of interest. Disbursements shall be made to the parties upon receipt of a written directive executed by Seller and Purchaser containing joint instructions.

     (b) Seller and Purchaser acknowledge and agree that in the event of any conflicting instruction or disagreement as to the disbursement of the funds, Escrow Agent may interplead all of the funds into the District Court of Harris County, Texas.

     (c) Escrow Agent hereby agrees to perform its services without charge other than reimbursement of out-of-pocket expenses and other costs as may be incurred by Escrow Agent in the administration of this Agreement ("Expenses"), which Expenses, if any, shall be borne by Seller.

     (d) Escrow Agent is under no duty to enforce payment or delivery of any assignment or payment contemplated hereunder. Escrow Agent shall be protected in acting upon any notice, request, certificate, approval, consent or any other paper believed by him to be genuine, signed by the proper party or parties and in accordance with the terms of this Agreement. Escrow Agent shall, upon request, provide the requesting party with a statement which summarizes all disbursement activity. Escrow Agent shall be under no duty or obligation other than those herein specifically provided. Escrow Agent shall have no liability under, or duty to inquire into the terms and provisions of any other agreement. Seller and Purchaser hereby agree that each shall indemnify and hold Escrow Agent harmless from any and all losses, costs, damages or expenses (including reasonable attorney's fees) it may sustain by reason of its services as Escrow Agent hereunder except by reason of such acts or omissions for which Escrow Agent is responsible under the next sentence following. Escrow Agent shall not be liable for any action taken or not taken by it under the terms hereof in the absence of an express breach of its obligations hereunder or gross negligence or willful misconduct on its part; in particular, Escrow Agent will not be liable for any negligent action taken on its part.

8.   CONVEYANCES  "AS  IS".  Seller  and  Purchaser stipulate and agree that the
     ----------------------
Assets shall be transferred and conveyed by Seller to Purchaser upon final reconciliation of the escrow account "as is, where is and with all faults" and all conveyancing and closing documentation shall contain affirmative statements that no warranties or representations, either expressed or implied, shall be made by Seller, or either of TK or POC, except the warranties of title given by Seller to Purchaser and except the specific warranties and representations set forth herein.

9.   REPRESENTATIONS  AND  WARRANTIES  OF  SELLER.  Each  Seller,  jointly  and
     ---------------------------------------------
severally,  hereby  represents  and  warrants  to  Purchaser  as  follows:

     (a)  Authority.  PEC  is a corporation duly organized, validly existing and
          ----------
in good standing under the laws of the State of Nevada. PEC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. POC and TK are each limited liability companies duly organized, validly existing and in good standing under the laws of the State of Texas. POC and TK have all requisite entity power to enter into this Agreement and to consummate the transactions contemplated hereby. All requisite action and approval required to be taken by PEC, POC and TK to authorize the execution, delivery and performance of this Agreement and the assignment of the Assets ("Assignment") and the consummation of the transactions contemplated hereby has been taken. This Agreement has been duly executed and delivered by Seller, and at the Closing the Assignment will be duly and validly executed and delivered by Seller. This Agreement and the Assignment constitute, or will constitute, as applicable, valid and binding obligations of Seller, enforceable against each Seller in accordance with their respective terms, except to the extent that enforceability of the terms and provisions of this Agreement and the Assignment is subject to the effect of applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b)  Assigned Interest.  Except for a 1% of 8/8ths override held by Fortuna
          ------------------
Energy, L.P. in the Leases ("Fortuna Override"), each Seller has good and marketable title to its respective Assets, free and clear of all Liens (other than any Liens that will be discharged on or prior to the Closing Date). For purposes of this Agreement, "Lien" means any lien, mortgage, security interest, pledge, claim, option, or any other charge or encumbrance. On delivery of the Assignment and on Seller's receipt of the Purchase Price, good and valid title to the Assets will pass to Buyers free and clear of any Liens other than the Fortuna Override.

     (c)  Consents  and  Approvals;  No  Violation.  Neither  the  execution and
          -----------------------------------------
delivery of this Agreement or the Assignment nor the consummation of the transactions contemplated hereby or thereby will: (a) conflict with or result in any breach of any provision of the articles of incorporation or by-laws or operating agreement (or other similar governing documents) of the Seller; (b) require any consent, permit of, or filing with or notification to, any Governmental Body or any other Person; (c) result in a default (or give rise to any right of termination, cancellation or acceleration), or with the passage of time, the giving of notice or the taking of any action by a third party, would result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which any Seller is a party or by which any Seller or any of their assets may be bound; (d) with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects in subsection (c) of this Section 2.3; or (e) violate any order or regulation or Laws applicable to any Seller or any of their respective assets.

     (d)  No  Broker.  The  Seller has not, directly or indirectly, incurred any
          -----------
obligation or entered into any agreement with any Person that would obligate the Seller or Purchaser to pay any commission, brokerage fee, "finder's fee" or similar compensation in respect of the transactions contemplated by this Agreement.

     (e)  Permits.  The  Seller  possesses  all  Permits  from  all Governmental
          --------
Bodies that are necessary to the ownership and operation of the Assets as currently conducted, and all such Permits are in full force and effect. No lawsuits, actions, proceedings or investigations by or against the Assets are pending, or, to Seller's knowledge, threatened seeking the revocation or limitation of any such Permit.

     (f)  Compliance with Laws.  The Seller is in compliance with all applicable
          ---------------------
Laws and regulations applicable to the conduct of its business and are not in default with respect to any order applicable to the Partnership in the conduct of its business;

     i. The Seller has not received any notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any order to which any of the Assets, is subject; and

     ii. The Seller has not received any notice or other communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Law or regulation or (ii) any actual, alleged, possible, or potential obligation on the part of the Seller to undertake, or to bear all or any portion of, any remedial action of any nature.

     (g)  Insurance.  Schedule  7(g)  hereto  sets forth a list of all insurance
          ----------
policies issued in favor of Seller that relate to the Seller or its business. All of such policies have been in full force and effect since June 1, 2002. No Seller is co-insurer under any such policies of insurance except to the extent of the amount of the deductible, self-retention or similar amounts applicable to such policies. Seller is listed as an insured or an additional insured on each of the policies listed in Schedule 7(g).

     (h)  Material  Contracts.  Except as disclosed on Schedule 7(h), the Seller
          --------------------
is not a party to any Material Contract and, with respect to all such Material Contracts, (a) there are no disputes thereunder and (b) the Seller is not, nor, to Seller's knowledge, is any other party to any Material Contract in material breach thereof or material default thereunder and there does not exist under any provision thereof, to Seller's knowledge, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default.
Schedule 7(h) hereto also discloses all notes, mortgages, indentures and other obligations and agreements and other instruments relating to any lending or borrowing effected by the Seller, or, to Seller's knowledge, by any other party and, in either case, to which any of the Assets is subject. Except as set forth on Schedule 7(h), within the last 36 months no Seller has given or received any notice or complaint or other communication regarding any actual, alleged, possible or potential warranty claim, violation or breach of or default under any Material Contract. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to or with respect to any Material Contract.

     (i)  Powers  of  Attorney.  No  Persons  hold  powers  of  attorney for the
          ---------------------
Seller.

     (j)  Litigation.  There  is no and within the last 36 months there has been
          -----------
no, action, suit, investigation, inquiry, order or proceeding pending, or to the knowledge of Seller, threatened, (a) to which Seller is or would be a party or
(b) which relates to the Assets that would prevent or delay in any material respect the consummation of the transactions contemplated by this Agreement.

     (k)  No  Rights  to Acquire.  There are no outstanding contracts, warrants,
          -----------------------
options, rights, agreements, calls or other commitments to which the Seller is a party relating to or providing for the purchase of the Assets.

     (l)  Environmental  Matters.  The Seller (or its operator) has operated the
          -----------------------
Assets in compliance with all applicable Environmental Laws and Environmental Permits; (b) there are no existing, pending or to Seller's knowledge threatened actions, suits, investigations, inquiries, or proceedings by or before any court, any Governmental Body or third party relating to any Environmental Laws, with respect to the Seller's business; (c) all notices and Environmental Permits, if any, required to be obtained or filed under any applicable Environmental Laws in connection with the Seller's business or the operations of the Assets, including treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and are validly in effect if issued, and the Seller is in compliance therewith; and (d) to Seller's knowledge, there are no conditions existing or resulting from the conduct of the operations of the Assets that have been given or will give rise to any unsatisfied on-site or off-site response, removal, closure or remedial obligations of the Seller under any Environmental Laws. The terms "release" and "hazardous substance" have the meanings specified in CERCLA, and the term "disposal" has the meaning specified in RCRA.

     (m)  Taxes.  The Seller has timely filed all returns and reports in respect
          ------
of Taxes required to be filed with respect to the Seller's business or the Assets, and all Taxes required to be shown on such returns and reports or otherwise due have been timely paid. "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind imposed by a Governmental Body or taxing authority including, without limitation: taxes with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, payroll, employment or net worth. None of the tax returns of the Seller are currently being audited or examined by any taxing authority. The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (n)  Disclosure.  No representation or warranty of Seller in this Agreement
          -----------
and no statement in the schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given by Seller pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

10.  INTEREST  IN  TK  PETROSEARCH,  LLC.  T.  Kelley Erwin shall quitclaim unto
     -----------------------------------
Petrosearch Energy Corporation all of his interest in TK Petrosearch, LLC effective as of the Effective Date of Closing, such quitclaim to be evidenced by a Quitclaim of Interest delivered with the documents to be exchanged at Closing described in paragraph 6 above. T. Kelley Erwin acknowledges and agrees that he shall not share or participate in any manner in the consideration to be paid by Purchaser to Seller under the Option Agreement or this Asset Purchase Agreement.

11.  INDEMNITY.  (a)  Effective  as  of  the  date  of  Closing, Purchaser shall
     ----------
defend, indemnify and hold Seller harmless from any and all claims, damages or losses suffered or incurred by Seller, including reasonable attorneys' fees, penalties, and fines, as a result of (a) Purchaser's ownership of the Assets and occupancy of and/or Purchaser's operations (or the operations of its operator) upon the Leases from and after the Closing Date; (b) Purchaser's failure (or the failure of its operator) to promptly observe and comply with any and all plugging and abandonment obligations required under any of the Leases or pursuant to Texas Railroad Commission rules and regulations; (c) environmental related claims which arise under applicable federal or state law or as may be asserted by the Environmental Protection Agency, the Texas Natural Resources Conservation Commission or other applicable agencies of the federal, state, county or municipal government. Pursuant to the provisions of Section 127.005 of the Texas Civil Practice and Remedies Code, to the extent that this indemnity provision is covered by the Texas Anti-Indemnity Statute, Seller and Purchaser agree that this indemnity obligation shall be supported by liability insurance coverage to be furnished by Purchaser up to and including, but not exceeding, $500,000.00.

     (b) Notwithstanding the effective date of the transfer of the Assets, Seller shall defend, indemnify and hold T. Kelley Erwin and Purchaser ("Indemnitees") harmless from any and all claims, damages or losses suffered or incurred by any Indemnitee, including reasonable attorneys' fees, as a result of any Lien claim or claim of ownership to the Assets by any third party, other than the Fortuna Override, or any claim related to taxes assessed against the Assets for the period of ownership by Seller.

12.  OBLIGATIONS  TO  SURVIVE CLOSING.  All obligations of the parties described
     ---------------------------------
herein shall survive the Closing, including without limitation, the financial obligations, reporting obligations, insurance obligations and indemnity obligations.

13.  TIME  OF  ESSENCE,  ATTORNEYS FEES.  Time is of the essence with respect to
     ----------------------------------
this Agreement. If either party seeks to enforce, in law or in equity, any provision contained herein, then the prevailing party in such proceeding shall be entitled to reasonable attorneys' fees, interest and all such other disbursements and relief provided under law.

14.  PAYMENT  OF EXPENSES.  Except as otherwise provided herein, all of the fees
     --------------------
and expenses incurred by any party prior to the Closing in order to complete the transactions required or permitted hereby shall be paid by the party incurring such fees and expenses.

15.  MODIFICATION  OR  AMENDMENT.  The  parties  hereto may modify or amend this
     ---------------------------
Agreement only by written agreement executed and delivered by the respective parties.

16.  BINDING ON HEIRS AND ASSIGNS.  This Agreement shall inure to and be binding
     -----------------------------
upon the undersigned and their respective heirs, representatives, successors and assigns.

17.  COUNTERPARTS/  FACSIMILE  SIGNATURES.  For  the  convenience of the parties
     ------------------------------------
hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A facsimile signature shall be deemed equivalent to and binding as an original signature except when such original signature is required by law.

18.  NO  WAIVERS.  No  waiver of or failure to act upon any of the provisions of
     -----------
this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar) nor shall such waiver or failure to act constitute a continuing waiver or evidence of a binding course of conduct unless expressly provided herein or expressly stipulated to in writing by the parties.

19.  GOVERNING  LAW.  THIS  AGREEMENT  SHALL  BE  GOVERNED  BY  AND CONSTRUED IN
     --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND SHALL BE PERFORMABLE IN FORT BEND COUNTY, TEXAS.

20.  NOTICES.  Any  notice,  request,  instruction or other document to be given
     -------
hereunder by any party to the others shall be in writing (by FAX, mail, telegram or courier) and delivered to the parties as follows:

          To  Seller:              Petrosearch Energy Corporation
                                   4801 Woodway Drive
                                   Suite 300E
                                   Houston, Texas 77056
                                   Attention: President
                                   (713) 961-9338 - Fax

          To  Purchaser:
                                   ------------------------------

                                   ------------------------------

                                   ------------------------------


Notices  shall  be  deemed  given  on  the  date of actual receipt by the party.

21.  ENTIRE  CONTRACT.  This  Agreement  and  the  documents  herein  referenced
     ----------------
constitute (or when executed will constitute) the entire agreement between the Parties, and shall supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

22.  CAPTIONS  FOR  CONVENIENCE.  All  captions  herein  are  for convenience or
     --------------------------
reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

23.  SEVERABILITY.  In  case any one or more of the provisions contained in this
     ------------
Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.


SIGNATURES  APPEAR  ON  FOLLOWING  PAGE


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
     EXECUTED by the undersigned as of the Effective Date set forth above.

                                   "SELLER"

                                   PETROSEARCH  ENERGY  CORPORATION,
                                   a  Nevada  corporation

                                   By:
                                      --------------------------------
                                   Name:
                                   Title:


                                   PETROSEARCH OPERATING COMPANY, L.L.C.,
                                   a Texas limited liability company


                                   By:
                                      --------------------------------
                                   Name:
                                   Title:


                                   TK  PETROSEARCH,  L.L.C.,
                                   a  Texas  limited  liability  company


                                   By:
                                      --------------------------------
                                   Name:
                                   Title:


                                   "PURCHASER"


                                   -----------------------------------
                                   T.  Kelley  Erwin


                                       11